Exhibit 10.10

Execution Version

PLEDGE AND SECURITY AGREEMENT

dated as of June 2, 2021

by and among

1847 GOEDEKER INC.,

APPLIANCES CONNECTION INC.,

1 STOP ELECTRONICS CENTER, INC.,

GOLD COAST APPLIANCES INC.,

SUPERIOR DEALS INC.,

JOE’S APPLIANCES LLC, and

YF LOGISTICS LLC

and each of the other Grantors party hereto

in favor of

MANUFACTURERS AND TRADERS TRUST COMPANY

as Collateral Agent

TABLE OF CONTENTS

SECTION 1.	Defined Terms.	1

SECTION 2.	The Security Interests.	11

SECTION 3.	Grantors Remain Obligated.	11

SECTION 4.	Representations and Warranties.	12
(a)	Representations and Warranties of Each Grantor	12
(b)	Representations and Warranties of Each Grantor	15

SECTION 5.	Further Assurances; Covenants.	17
(a)	General	17
(b)	Accounts, Etc.	19
(c)	Equipment, Etc.	20
(d)	Intellectual Property.	20
(e)	Deposit Accounts, Chattel Paper, Investment Property and Letters of Credit.	21
(f)	Commercial Tort Claims	22
(h)	Material Contracts	22
(i)	Covenants of Each Grantor	22
(j)	Other Covenants of Each Grantor	22
		23
SECTION 6.	Insurance, Reporting and Recordkeeping.
(a)	Insurance	25
(b)	Maintenance of Records Generally	25
(c)	Special Provisions Regarding Maintenance of Records and Reporting Re: Accounts, Inventory and Equipment	25
(d)	Further Identification of Collateral	25
(e)	Notices	25

Schedule 1	-	Commercial Tort Claims
Schedule 2	-	Pledged Debt Instruments
Schedule 3	-	Pledged Equity Interests
Schedule 4	-	State of Organization; Organizational Identification Number; Legal Name
Schedule 5	-	Names; Trade Names; Merger Partners
Schedule 6	-	Chief Executive Office; Mailing Addresses; Locations of Collateral and Collateral Records
Schedule 7	-	Deposit / Investment Accounts
Schedule 8	-	Letters of Credit
Schedule 9	-	Intellectual Property

Exhibit A	-	Form of Copyright Security Agreement
Exhibit B	-	Form of Patent and Trademark Security Agreement
Exhibit C	-	Form of Uncertificated Securities Control Agreement
Exhibit D	-	Form of Pledge and Security Agreement Supplement

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated as of June 2, 2021 by and among 1847 GOEDEKER INC., a Delaware corporation (“Goedeker”), APPLIANCES CONNECTION INC., a Delaware corporation (“Appliances” and together with Goedeker, each a “Borrower” and collectively, the “Borrowers”), 1 STOP ELECTRONICS CENTER, INC., a New York corporation (“1 Stop”), GOLD COAST APPLIANCES INC., a New York corporation (“Gold Coast”), SUPERIOR DEALS INC., a New York corporation (“Superior Deals”), JOE’S APPLIANCES LLC, a New York limited liability company (“Joe’s”), YF LOGISTICS LLC, a New Jersey limited liability company (“YF Logistics”) and such other Subsidiaries from time to time a party hereto pursuant to Section 14 hereof (such Subsidiaries, together with the Borrowers, 1 Stop, Gold Coast, Superior Deals, Joe’s and YF Logistics, each a “Grantor” and collectively the “Grantors”), in favor of MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent and Collateral Agent (in such respective capacities, the “Administrative Agent” and “Collateral Agent”) for the benefit of itself and the other Secured Parties.

W I T N E S S E T H:

WHEREAS, the Grantors, certain other Subsidiaries of the Borrowers, the Lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are all party to that certain Credit and Guaranty Agreement dated as of the date hereof (as amended, restated, modified, extended, renewed, replaced, supplemented, and/or refinanced, the “Credit Agreement”) pursuant to which the Lenders have established a secured credit facility in favor of the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers and the other Grantors are members or an affiliated group of companies engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, it is a condition precedent to the obligations of the Secured Parties pursuant to the Credit Agreement that each Grantor enter into this Agreement in favor of the Collateral Agent for the benefit of the Secured Parties; and

WHEREAS, each Grantor desires to execute this Agreement to satisfy the conditions described immediately above.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the respective meanings given them in the Credit Agreement.

(b) The following terms, when used in this Agreement, shall have the following meanings:

“Account Debtor” shall have the meaning ascribed to such term in the UCC.

“Accounts” shall mean, for any Person, all “accounts” (as defined in the UCC), now or hereafter owned or acquired by such Person or in which such Person now or hereafter has or acquires any rights and, in any event, shall mean and include, without limitation, (a) any and all receivables, including, without limitation, all accounts created by, or arising from, all of such Person’s sales, leases, rentals or other dispositions of Goods or renditions of services to its customers (whether or not they have been earned by performance), including but not limited to, those accounts arising from sales, leases, rentals or other dispositions of Goods or rendition of services made under any of the trade names, logos or styles of such Person, or through any division of such Person; (b) Instruments, Documents, Chattel Paper, Contracts, Contract Rights, acceptances, and tax refunds relating to any of the foregoing or arising therefrom; (c) unpaid seller’s rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to any of the foregoing or arising therefrom; (d) rights to any Goods relating to any of the foregoing or arising therefrom, including rights to returned, reclaimed or repossessed Goods; (e) reserves and credit balances relating to any of the foregoing or arising therefrom; (f) Supporting Obligations and Letter-of-Credit Rights relating to any of the foregoing or arising therefrom; (g) insurance policies or rights relating to any of the foregoing; (h) General Intangibles relating to any of the foregoing or arising therefrom, including, without limitation, all payment intangibles and other rights to payment and books and records and any electronic media and software relating thereto; (i) notes, deposits or property of Account Debtors relating to any of the foregoing or arising therefrom securing the obligations of any such Account Debtors to such Person; (j) healthcare insurance receivables; and (k) cash and non-cash Proceeds of any and all of the foregoing.

“Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the date hereof and in which a Security Interest is granted pursuant to Section 2, including, to the extent a Security Interest is granted therein pursuant to such Section 2, (i) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (ii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

“Agreement” means this Pledge and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Chattel Paper” shall mean all “chattel paper” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts of any Grantor, evidencing or representing rights or interest in such chattel paper.

“Collateral” shall mean, collectively, each Grantor’s right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

(i)	all Accounts;

(ii)	all Chattel Paper (whether tangible or electronic);

(iii)	all Contracts;

(iv)	all Contract Rights;

(v)	all Deposit Accounts;

(vi)	all Documents;

(vii)	all Equipment and other machinery;

(viii)	all Fixtures;

(ix)	all General Intangibles;

(x)	all Instruments;

(xi)	all Intellectual Property;

(xii)	all Inventory;

(xiii)	all Investment Property;

(xiv)	all Real Estate Assets;

(xv)	all Software;

(xvi)	all Commercial Tort Claims set forth on Schedule 1 or otherwise disclosed in writing to the Collateral Agent;

(xvii)	all money, cash or cash equivalents;

(xviii)	all vehicles;

(xix)	all Supporting Obligations and Letter-of-Credit Rights;

(xx)	all other Goods and personal property, whether tangible or intangible and whether or not delivered;

(xxi)	all substitutes and replacements for, accessories, attachments, and other additions to, any of the above and all products or masses into which any Goods are physically united such that their identity is lost;

(xxii)	all Collateral Records;

(xxiii)	all policies and certificates of insurance relating to any of the foregoing, now owned or hereafter acquired, evidencing or pertaining to any and all items of Collateral; and

(xxiv)	all products and Proceeds of all or any of the Collateral described above (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, Instruments, Chattel Paper, security agreements and other documents.

Anything in this Agreement to the contrary notwithstanding, “Collateral” shall not include any Excluded Property; provided, however, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral. When the term “Collateral” is used without reference to a Grantor, then it shall be deemed to be a collective reference to the “Collateral” of all Grantors.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or showing the amounts thereof or payments thereon or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Commercial Tort Claims” shall mean, as to any Person, all “commercial tort claims” as such term is used in the UCC in or under which such Person may now or hereafter have any right, title or interest.

“Contract Rights” means, as to any Person, all of such Person’s then owned or existing and future acquired or arising rights under Contracts not yet fully performed and not evidenced by an Instrument or Chattel Paper, to the extent that the same may lawfully be assigned.

“Contracts” means, as to any Person, all “contracts” as such term is used in the UCC, and, in any event shall mean and include, without limitation, all of such Person’s then owned or existing and future acquired or arising contracts, undertakings or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Person may now or hereafter have any right, title or interest, including, without limitation, any agreement relating to Inventory, the terms of payment or the terms of performance of any Account or any other Collateral.

“Copyright License” shall mean, as to any Person, any and all rights of such Person under any license, contract or other agreement, whether written or oral, granting any right to use any Copyright, including, without limitation, the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.

“Copyright Security Agreement” shall mean a Copyright Security Agreement, substantially in the form of Exhibit A hereto, executed and delivered by any Grantor granting a Security Interest in its Copyrights, as may be amended, modified or supplemented, from time to time, in accordance with its terms.

“Copyrights” shall mean, as to any Person, all of the following now owned or hereafter acquired by such Person or in which any Grantor now has or hereafter acquires any rights, priorities and privileges, including, without limitation, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom, whether arising under United States, multinational or foreign laws or otherwise: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Credit Agreement” shall have the meaning given to that term in the recitals hereto.

“Deposit Accounts” shall mean, as to any Person, all “deposit accounts” (as defined in the UCC) now owned or hereafter acquired by such Person, or in which such Person has or acquires any rights, or other receipts, covering, evidencing or representing rights or interest in such deposit accounts, and, in any event, shall mean and include, without limitation, all of such Person’s demand, time, savings, passbook, money market or like depositor accounts and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization (other than an account evidenced by a certificate of deposit that is an Instrument).

“Documents” shall mean, as to any Person, all “documents” (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights, or other receipts, covering, evidencing or representing Goods, and, in any event shall mean and include, without limitation, all of such Person’s certificates or documents of origin and of title, warehouse receipts and manufacturers statements of origin.

“Equipment” shall mean, as to any Person, all “equipment” (as defined in the UCC) now owned or hereafter acquired by such Person and wherever located, and, in any event, shall mean and include, without limitation, all machinery, apparatus, equipment, furniture, furnishings, processing equipment, conveyors, machine tools, engineering processing equipment, manufacturing equipment, materials handling equipment, trade fixtures, trucks, tractors, rolling stock, fittings, trailers, forklifts, vehicles, computers and other electronic data processing, other office equipment of such Person, and all other tangible personal property (other than Inventory) of every kind and description used in such Person’s business operations or owned by such Person or in which such Person has an interest and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, all fuel therefor and all manuals, drawings, instructions, warranties and rights with respect thereto.

“Excluded Property” means, collectively, (i) any permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits, or requires the consent of any Person other than a Grantor or any Affiliate thereof as a condition to the creation by such Grantor of a Lien thereon and such consent has not been obtained, or any permit, lease, license contract or other agreement held by any Grantor to the extent that any applicable law prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, (ii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iii) any Deposit Account exclusively used for all or any of payroll, (iv) Equipment owned by any Grantor that is subject to a Lien securing a purchase money obligation or Capital Lease obligation to the extent permitted under the Credit Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than a Grantor or any Affiliate thereof as a condition to the creation of any other Lien on such Equipment and such consent has not been obtained and (v) property financed by Northpoint Commercial Finance LLC and subject to the Lien in favor of Northpoint Commercial Finance LLC under that certain Loan and Security Agreement, to be dated on or about June 2, 2021, by and between Northpoint Commercial Finance LLC and Goedeker (the “Northpoint Agreement”) in substantially the same form as that provided to the Collateral Agent on the date hereof, in each case, solely to the extent the Indebtedness and Lien are permitted by Sections 6.01(j) and 6.02(m) of the Credit Agreement respectively and only if the grant of a security interest therein would violate or invalidate the Northpoint Agreement after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Requirements of Law; provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to above (unless such Proceeds, substitutions or replacements would constitute “Excluded Property” as defined above) provided, further, that if and when (1) the granting of such security interest is not so prohibited, or (2) upon the consent of any holder of a Lien of the type described in clause (i) or (iv) above, the Collateral Agent will be deemed to have, and at all times to have had, a Security Interest in such Excluded Property.

“General Intangibles” shall mean, as to any Person, all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights and, in any event, shall mean and include, without limitation, all right, title and interest in or under all contracts, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, blueprints, plans, specifications, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), computer software, all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), reversions and any rights thereto and any other amounts payable to such Person from any benefit plan, multiemployer plan or other employee benefit plan, uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices, tapes, cards, computer runs, domain names, prospect lists, customer lists and other papers and documents.

“Goods” shall mean, as to any Person, all “goods” (as defined in the UCC), now owned or hereafter acquired and, in any event, shall mean and include, without limitation, all of such Person’s then owned or existing and future acquired or arising movables, Fixtures, Equipment, Inventory and other tangible personal property.

“Grantor” and “Grantors” shall have the meaning given to each term in the introductory paragraph hereof and shall include their respective successors and assigns.

“Instruments” shall mean, as to any Person, all “instruments” (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights and, in any event, shall mean and include, without limitation, all promissory notes, all certificates of deposit and all letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts or other obligations owed to such Person.

“Intellectual Property” shall mean, as to any Person, all of the following now owned or hereafter acquired by such Person or in which such Person has or acquires any rights, priorities and privileges, including, without limitation, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom, whether arising under United States, multinational or foreign laws or otherwise: (a) all Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade secrets, internet domain names, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name, service mark registrations and work product, and all derivations thereof; and (b) Patent Licenses, Trademark Licenses, Copyright Licenses and other licenses to use any of the items described in the preceding clause (a).

“Inventory” shall mean, as to any Person, all “inventory” (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights and, in any event, shall mean and include, without limitation, (i) inventory, merchandise, Goods and other personal property intended for sale or lease or for display or demonstration, (ii) work in process, (iii) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of the foregoing or otherwise used or consumed in the conduct of business and (iv) Documents evidencing, and General Intangibles relating to, any of the foregoing.

“Investment Accounts” shall mean any and all “securities accounts” (as defined in the UCC), brokerage accounts and commodities accounts now owned or hereafter acquired by such Person, or in which such Person has or acquires any rights.

“Investment Property” shall mean, as to any Person, all “investment property” (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights and, in any event, shall mean and include, without limitation, (i) all “certificated securities”, “uncertificated securities”, “security entitlements”, “securities accounts”, “commodity contracts” and “commodity accounts” (as all such terms are defined in the UCC) of such Person (ii) any other securities, whether certificated or uncertificated, including, but not limited to, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (iii) all securities entitlements of such Person, including, but not limited to, the rights of such Person to any Investment Accounts and the financial assets held by a financial intermediary in such accounts and any free credit balance or other money owing by any financial intermediary with respect to such accounts; (iv) all commodity contracts of such Person; and (v) all Investment Accounts of such Person, and shall in any event, include all Pledged Equity Interests of such Person.

“Issuers” shall mean the collective reference to each of the Persons identified on Schedule 3 as the issuers of Pledged Equity Interests, together with any successors to such Persons (including, without limitation, any successor contemplated by the Credit Agreement).

“Lenders” shall have the meaning given to that term in the recitals hereto and shall include their respective successors and assigns.

“Letter-of-Credit Rights” shall mean, as to any Person, “letter-of-credit rights” (as defined in the UCC), now owned or hereafter acquired by such Person, and, in any event, shall mean and include, without limitation, rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

“License” shall mean, as to any Person, any Copyright License, Patent License, Trademark License or other license of rights or interests of such Person in Intellectual Property.

“Patent License” shall mean, as to any Person, any and all rights of such Person under any license, contract or other agreement, whether written or oral, granting any right with respect to any property, process or other invention on which a Patent is in existence.

“Patent and Trademark Security Agreement” shall mean a Patent and Trademark Security Agreement, substantially in the form of the Exhibit B hereto, executed and delivered by any Grantor granting a Security Interest in any of its Patents and Trademarks, as may be amended, modified or supplemented, from time to time, in accordance with its terms.

“Patents” shall mean, as to any Person, all of the following now owned or hereafter acquired by such Person or in which such Person has or acquires any rights, priorities and privileges, including, without limitation, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom, whether arising under United States, multinational or foreign laws or otherwise: (a) all letters patent of the United States, any other country or any political subdivision thereof, all registrations, issuances and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, issued patents, recordings and applications for letters patent in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part and extensions thereof.

“Pledged Collateral” shall mean, collectively, Pledged Debt Instruments, Pledged Equity Interests, all chattel paper, certificates or other instruments representing any of the foregoing, all Security Entitlements of any Grantor in respect of any of the foregoing, and any Proceeds thereof. Pledged Collateral may be General Intangibles, Instruments or Investment Property.

“Pledged Debt Instruments” shall mean all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 2, issued by the obligors named therein.

“Pledged Equity Interests” shall mean, in each case to the extent constituting Collateral, all Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests.

“Pledged LLC Interests” shall mean, with respect to any Grantor, all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 3 as held by such Grantor under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any Securities Intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean, with respect to any Grantor, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 3 as held by such Grantor under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any Securities Intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean, with respect to any Grantor, all shares of Capital Stock of any corporation, including, without limitation, all shares listed on Schedule 3 as held by such Grantor under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof), together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any corporation that may be issued or granted to, or held by, such Grantor while this Agreement is in effect.

“Proceeds” shall mean all proceeds (including proceeds of proceeds) of any of the Collateral including all: (i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, Instruments, Documents, Accounts, contract rights, Inventory, Equipment, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Collateral, or proceeds thereof; (ii) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (iii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Collateral, or proceeds thereof; and (iv) payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, or proceeds thereof.

“Security Interests” shall mean the security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to Section 2 as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

“Secured Obligations” shall mean all Obligations, and shall in any event include (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities and all indemnities, fees and interest thereon (and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of any Grantor owing to the Secured Parties (or, in the case of any Hedge Agreement or Bank Products, any Affiliate of any Secured Party), now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement, any Loan Document, Bank Product or any Hedge Agreement entered into by any Grantor with any Secured Party (or an Affiliate of any Secured Party) and the due performance and compliance by each Grantor with the terms, conditions and agreements of the Credit Agreement and each such Loan Document, Bank Product and Hedge Agreement; (ii) any and all sums incurred or advanced by the Collateral Agent in order to preserve the Collateral or preserve its Security Interest in the Collateral; and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of each Grantor referred to in preceding clause (i) after an Event of Default shall have occurred and be continuing, the expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs. It is acknowledged and agreed that “Secured Obligations” shall include obligations and liabilities of the types described above, whether outstanding on the date of this Agreement or extended, from time to time, after the date of this Agreement.

“Software” shall mean, as to any Person, all “software” (as defined in the UCC), now owned or hereafter acquired by such Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Supporting Obligations” shall mean, as to any Person, all “supporting obligations” (as defined in the UCC), now owned or hereafter acquired by such Person, and, in any event, shall mean and include, without limitation, letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Investment Property and all of such Person’s mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any collateral, or are acquired for the purpose of securing and enforcing any item thereof.

“Trademark License” shall mean, as to any Person, any and all rights of such Person under any license, contract or other agreement, whether written or oral, granting any right to use any Trademark.

“Trademarks” shall mean, as to any Person, all of the following, now owned or hereafter acquired by such Person or in which such Person has or acquires any such rights, priorities and privileges, including, without limitation, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom, whether arising under United States, multinational or foreign laws or otherwise: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Uncertificated Securities Control Agreement” means a letter agreement, substantially in the form of Exhibit C hereto, executed by each Grantor, the Collateral Agent and each Issuer in which a Grantor owns any Pledged Equity Interests.

“United States” shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.

(c) Terms used herein without definition that are defined in the UCC have the respective meanings given them in the UCC and if defined in more than one article of the UCC, such terms shall have the meaning defined in Article 9 of the UCC, including the following terms (which are capitalized herein):

“As-Extracted Collateral”

“Certificated Security”

“Commodit[ies] Intermediary”

“Commodity Account”

“Control Account”

“Electronic Chattel Paper”

“Farm Products”

“Financial Asset”

“Fixtures”

“Manufactured Homes”

“Securities Account”

“Securities Intermediary”

“Security”

“Security Entitlement”

“Uncertificated Security”

(d) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. Unless otherwise noted, references herein to an Annex, Schedule, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Section, subsection or clause in this Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof. Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative. The term “including” means “including without limitation” except when used in the computation of time periods.

SECTION 2. The Security Interests.

(a) As security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of its Secured Obligations, each Grantor does hereby mortgage, pledge, assign, hypothecate, set over and convey unto the Collateral Agent, for the benefit of the Secured Parties, and does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a First Priority continuing Lien on and Security Interest in all of the right, title and interest of such Grantor in, to and under all of the Collateral (and all rights therein) whether now existing or hereafter, from time to time, acquired.

(b) The Security Interests of the Collateral Agent under this Agreement extend to all Collateral that any Grantor may acquire, at any time, during the continuation of this Agreement.

SECTION 3. Grantors Remain Obligated. Notwithstanding any other provision of this Agreement to the contrary, (a) each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each and every contract or other agreement included as part of the Collateral, all in accordance with the terms of each such contract and agreement, (b) neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any contract or other agreement included as part of the Collateral, by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, (c) the exercise by the Collateral Agent of any rights under this Agreement or otherwise in respect of the Collateral shall not release any Grantor from its obligations under any contract or other agreement included as part of the Collateral and (d) neither the Collateral Agent nor any Secured Party shall be obligated to take any of the following actions with respect to any contract or other agreement included as part of the Collateral: (i) perform any obligation of any Grantor, (ii) make any payment, (iii) make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party, (iv) present or file any claim or (v) take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

SECTION 4. Representations and Warranties.

(a) Representations and Warranties of Each Grantor. Each Grantor represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, as follows:

(i) Such Grantor owns and has good and marketable title to all of its Collateral, free and clear of any Liens other than Permitted Liens and has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder.

(ii) Such Grantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the Security Interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (A) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, and except for filings required by applicable securities laws and regulations, which filings have been made or will be made on or prior to the date on which such filings are required to be made; (B) violate any law applicable to any Grantor, any of the Organizational Documents of any Grantor, or any judgment, order or ruling of any Governmental Authority binding on any Grantor; (C) violate or result in a default under any indenture, Material Contract or other material instrument binding on any Grantor or any of its assets or give rise to a right thereunder to require any payment to be made by any Grantor; nor (D) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Grantor (other than any Liens created under any of the Loan Documents in favor of Collateral Agent) whether now owned or hereafter acquired.

(iii) The Security Interests shall constitute a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, including the Intellectual Property, required to be perfected in accordance with the terms of the Loan Documents and for which perfection is governed by the UCC or, to the extent applicable, filing with the United States Patent and Trademark Office or the United States Copyright Office upon (A) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified in opinions of counsel delivered to the Collateral Agent on the Closing Date, (B) the delivery to the Collateral Agent of all Collateral consisting of Instruments and Investment Property in certificated form, in each case properly endorsed for transfer to the Collateral Agent or in blank, and (C) to the extent not subject to Article 9 of the UCC, upon recordation or other appropriate filings of the Security Interests, to the extent applicable, in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including, but not limited to, the United States Copyright Office and the United States Patent and Trademark Office. The Security Interests constitute or will constitute, upon satisfaction of such filings, registrations and recordings, a First Priority security interest therein superior and prior to the rights of all other Persons therein (other than as specified in the definition of First Priority as set forth in the Credit Agreement) and subject to no other Liens (other than Permitted Liens) and are entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

(iv) Other than financing statements, security agreements, or other similar or equivalent documents or instruments with respect to Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument evidencing a Lien on all or any part of the Collateral is on file or of record in any jurisdiction. None of the Collateral is in the possession of a Person asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of Collateral as contemplated hereby.

(v) All Inventory and Equipment is insured in accordance with the requirements set forth in the Loan Documents.

(vi) Each Grantor (A) is a corporation, limited liability company, limited partnership or limited liability partnership duly organized, validly existing and/or in good standing (as applicable) under the laws of the state or jurisdiction of its organization as set forth on Schedule 4 hereto, (B) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform this Agreement and, (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(vii) This Agreement, when executed and delivered, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(viii) None of the Collateral constitutes, or is the Proceeds of Farm Products, As-Extracted Collateral, Manufactured Homes, timber to be cut, or aircraft, aircraft engines, satellites, ships or railroad rolling stock. No material portion of the Collateral consists of motor vehicles or other goods subject to certificate of title statutes of any jurisdiction.

(ix) Schedule 4 correctly sets forth, as of the date hereof, each Grantor’s state of organization, organizational identification number and correct legal name as indicated on the public record of such Grantor’s jurisdiction of organization.

(x) Schedule 5 correctly sets forth, as of the date hereof, all names that each Grantor has used within the last five (5) years and the names of all Persons that have merged into or been acquired by such Grantor.

(xi) Schedule 6 correctly sets forth, as of the Closing Date, (A) each Grantor’s chief executive office, (B) each location where the Collateral Records are maintained, (C) all other locations where tangible assets of each Grantor are located, including, without limitation, Inventory and Equipment, (D) all third parties with possession of any Inventory or Equipment owned by any Grantor, (E) each Grantor’s mailing address (if different from the chief executive office) and (F) all trade names that each Grantor has used within the last five (5) years.

(xii) Schedule 7 correctly sets forth, as of the date hereof, the name and address of each bank or institution at which any Grantor maintains Deposit Accounts or Investment Accounts, in addition to the type of account and account number for each Deposit Account and Investment Account.

(xiii) Schedule 8 correctly sets forth, as of the date hereof, all letters of credit under which any Grantor is a beneficiary, and Grantor has obtained the consent of each issuer of any letter of credit to the assignment of the Proceeds of the letter of credit to the Collateral Agent.

(xiv) Schedule 4.14 of the Credit Agreement sets forth all of the Material Contracts to which such Grantor has rights. The Material Contracts, true and complete copies (including any amendments or supplements thereof) of which have been furnished to the Collateral Agent, have been duly authorized, executed and delivered by each Grantor party thereto, are in full force and effect and are binding upon and enforceable against each Grantor party thereto in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. There exists no default under any Material Contract by any such Grantor, and to such Grantor’s knowledge, no Person party thereto has any defenses, counterclaims, or right of setoff with respect to any Material Contract. No Material Contract set forth on Schedule 4.14 of the Credit Agreement requires the consent of or notice to any Person in connection with the granting of a Lien in favor of the Collateral Agent on, or assignment in favor of the Collateral Agent of, the rights any Grantor thereunder.

(xv) Schedule 1 correctly sets forth, as of the date hereof, all Commercial Tort Claims owned by any Grantor.

(xvi) With respect to the Accounts granted as Collateral hereunder, except as specifically disclosed to the Collateral Agent in writing, (A) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of the Grantors’ business and are not evidenced by a judgment, Instrument or Chattel Paper; (B) there are no setoffs, claims or disputes existing or asserted with respect thereto to the Grantors’ knowledge and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom, except a discount or allowance allowed in the ordinary course of business for prompt payment, including the prompt payment of delinquent accounts; (C) to the Grantors’ knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown in the books and records and any invoices, statements and other reports delivered to the Collateral Agent with respect thereto; (D) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor, which might result in any adverse change in such Account Debtor’s financial condition; and (E) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further, with respect to the Accounts granted as Collateral hereunder, the amounts shown on such records and all invoices, statements and collateral reports which may be delivered to the Collateral Agent with respect thereto are actually absolutely owing to a Grantor as indicated thereon and are not in any way contingent and, to each Grantor’s knowledge, all Account Debtors have the capacity to contract.

(xvii) With respect to any Inventory granted as Collateral hereunder, (A) no Inventory is now, or shall, at any time or times, hereafter be stored at any location other than a location set forth on Schedule 6 without the Collateral Agent’s prior written consent, and if the Collateral Agent gives such consent, such Grantor will concurrently therewith obtain, to the extent required by Section 5.11(c) of the Credit Agreement or otherwise requested by the Collateral Agent, execute and deliver to the Collateral Agent a Landlord Collateral Access Agreement, (B) each Grantor has good, indefeasible and merchantable title to its Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever, except for Permitted Liens, (C) except as specifically disclosed to the Collateral Agent in writing, such Inventory is of good and merchantable quality, free from any material defects, (D) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties that would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (E) the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

(xviii) Schedule 9 lists all Intellectual Property of such Grantor as of the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor. The Intellectual Property set forth on such Schedule for such Grantor constitutes all of its Intellectual Property on the date hereof. All Intellectual Property owned by such Grantor is valid, subsisting, enforceable, unexpired and in full force and effect. The use of Intellectual Property, or of embodiments thereof, in the business of such Grantor does not infringe, misappropriate, dilute or violate in any material respect the intellectual property rights of any other Person. Each Grantor has taken all steps reasonably required to protect such Grantor’s rights in trade secrets constituting Intellectual Property developed by or for such Grantor, including using commercially reasonable efforts to ensure that no trade secrets constituting Intellectual Property owned or licensed by such Grantor are authorized to be used or disclosed by such Grantor to any third party, other than pursuant to a written non-disclosure agreement that adequately protects the proprietary interests of such Grantor in and to such trade secrets.

(xix) No authorization, approval or other action by, and no notice to or filing with any Governmental Authority is required for either (A) the pledge or grant by any Grantor of the Security Interests purported to be created in favor of the Collateral Agent for the benefit of the Secured Parties hereunder, or (B) the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral, except for the filings contemplated hereunder and as may be required in connection with the disposition of any Collateral.

(xx) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the knowledge of any Grantor, threatened against any Grantor or such Grantor’s property that will materially and adversely affect the ability of any Grantor to perform its obligations under this Agreement, including, without limitation, the granting of the Security Interests in any of the Collateral.

(xxi) With respect to any Accounts or Chattel Paper with the government of the United States, or any department, agency, public corporation, or other instrumentality thereof, each Grantor has complied with all required procedures for the effective collateral assignment of such Accounts or Chattel Paper to the Collateral Agent under the Federal Assignment of Claims Act of 1940.

(xxii) No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Collateral Agent, and the grant of a security interest in such Collateral in favor of the Collateral Agent hereunder does not violate the rights of any other Person as a secured party.

(b) Additional Representations and Warranties of Each Grantor . To induce the Collateral Agent and the other Secured Parties to enter into the Credit Agreement and to induce the Secured Parties to extend credit in the nature of the Secured Obligations, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

(i) Schedule 3 sets forth under the headings “Pledged Stock,” “Pledged LLC Interests” and “Pledged Partnership Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests owned by any Grantor that constitutes Collateral and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests or percentage of partnership interests indicated on such Schedule.

(ii) All the Pledged Equity Interests pledged by such Grantor hereunder have been duly authorized and validly issued and are fully paid and nonassessable.

(iii) Such Grantor is the record and beneficial owner of, and has good title to, the Pledged Collateral pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Security Interest created by this Agreement, Liens arising by operation of law or Permitted Liens; provided, that there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

(iv) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Collateral Agent in accordance with Section 5 hereof.

(v) Schedule 2 sets forth under the heading “Pledged Debt Instruments” all of the Pledged Debt Instruments owned by any Grantor and all of such Pledged Debt Instruments have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof, and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness.

(vi) None of the Pledged Equity Interests is or represents interests in Issuers that: (A) are registered investment companies, (B) are dealt in or traded on securities exchanges or markets or (C) have opted to be treated as “securities” under Article 8 of the Uniform Commercial Code of any jurisdiction.

(vii) No consent of any Person including any other general or limited partner, any other member of a limited liability company or any other shareholder is necessary in connection with the creation, perfection or first priority status of the Security Interest in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof.

(viii) Upon delivery to the Collateral Agent of the certificates evidencing the Pledged Equity Interests, if any, and the promissory notes evidencing the Pledged Debt Instruments held by such Grantor together with executed undated transfer powers or other instruments of transfer, the Security Interest created by this Agreement in such Pledged Collateral constituting certificated securities and Indebtedness owed to such Grantor, assuming the continuing possession of such Pledged Collateral by the Collateral Agent, will constitute a valid, perfected first priority security interest in such Pledged Collateral to the extent provided in and governed by the UCC, enforceable in accordance with its terms against all Parties of such Grantor and any Persons purporting to purchase such Pledged Collateral from such Grantor.

(ix) Upon the filing of financing statements in the appropriate jurisdictions under the UCC, the Security Interest created by this Agreement in such Pledged Collateral that constitute uncertificated securities, will constitute a valid, perfected first priority security interest in such Pledged Collateral constituting uncertificated securities, enforceable in accordance with its terms against all Parties of such Grantor and any persons purporting to purchase such Pledged Collateral from such Grantor, to the extent provided in and governed by the UCC.

SECTION 5. Further Assurances; Covenants.

(a) General.

(i) In the case of each Grantor, such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

(ii) [Reserved].

(iii) Each Grantor hereby authorizes the Collateral Agent, its counsel or its representatives, at any time and from time to time, to file financing statements and amendments that describe the collateral covered by such financing statements as “all assets of Grantor”, “all personal property of Grantor” or words of similar effect, in such jurisdictions as the Collateral Agent may deem necessary or desirable in order to perfect the Security Interests granted by such Grantor under this Agreement and enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral. Each Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office or the United States Copyright Office, Copyright or Patent filings and any filings of financing or continuation statements under the UCC) that, from time to time the Collateral Agent may reasonably request, in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable the Collateral Agent to obtain the full benefits of this Agreement, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of its Collateral. Each Grantor hereby authorizes the Collateral Agent to file financing statements, financing statement amendments or continuation statements on behalf of such Grantor. Each Grantor shall pay the costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements concerning the Collateral.

(iv) Except as set forth on Schedule 6, no Grantor shall permit its tangible assets, including without limitation, such Grantor’s Inventory and Equipment, to be in the possession of any other Person or to be stored at any business location other than those business locations set forth on Schedule 6 except as permitted herein, and so long as (a) such Grantor gives the Collateral Agent written notice of changing the status of the Collateral at least fifteen (15) Business Days prior to enacting the new status of the Collateral, (b) the Collateral Agent’s security interest in such Inventory is and continues to be a duly perfected, first priority lien thereon, (c) neither such Grantor’s nor the Collateral Agent’s right of entry upon the premises where such Inventory is stored or its right to remove the Inventory therefrom, is in any way materially adversely restricted and (d) such Grantor uses commercially reasonable efforts to cause such Person or any bailee, landlord, or warehouseman to execute a Landlord Collateral Access Agreement in form and substance reasonably satisfactory to the Collateral Agent prior to enacting the new status of the Collateral.

(v) No Grantor shall (A) sell, transfer, lease, exchange, assign or otherwise dispose of, or grant any option, warrant or other right with respect to, any of its Collateral other than sales of assets permitted under the Credit Agreement; or (B) create, incur or suffer to exist any Lien with respect to any Collateral, except for the Permitted Liens.

(vi) All insurance expenses and expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by any Grantor to any landlord of any premises where any of the Collateral may be located), and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by the Grantors. Neither the Collateral Agent nor the Lenders shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Collateral Agent’s or the Lenders’ actual possession in accordance with the terms hereof) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Grantors’ sole risk.

(vii) Each Grantor will, promptly upon request (but in any event, within three (3) Business Days), provide to the Collateral Agent all information and evidence the Collateral Agent may reasonably request concerning the Collateral, to enable the Collateral Agent to enforce the provisions of this Agreement.

(viii) Each Grantor shall take all actions necessary or reasonably requested by the Collateral Agent in order to maintain the perfected status of the Security Interests and to otherwise carry out the purposes of this Agreement.

(ix) No Grantor shall file any amendment to, or termination of, a financing statement naming any Grantor as debtor and the Collateral Agent as secured party, or any correction statement with respect thereto, in any jurisdiction.

(x) Each Grantor shall take all steps necessary to grant the Collateral Agent “control” of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(xi) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper in an individual amount in excess of $50,000 or together with all other Instruments or Chattel Paper in an aggregate amount in excess of $250,000, each such Instrument or Chattel Paper shall be promptly delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(xii) Each Grantor shall (A) keep the Collateral in good order and repair and will not use the same in violation of any applicable law or any policy of insurance thereon, and (B) promptly pay when due all taxes, assessments, governmental charges and levies upon its Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement; provided, that such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings.

(x) Except for the Security Interests and Permitted Liens, the Grantors shall at all times be the sole owners or lessees of each and every item of Collateral.

(xi) Each Grantor shall defend its title, and use commercially reasonable efforts to defend its interest in and to, and the Security Interests in, the Collateral against the claims and demands of all Persons.

(b) Accounts, Etc.

(i) Each Grantor shall use all reasonable efforts consistent with prudent business practice to cause to be collected from the Account Debtors, as and when due, any and all amounts owing under or on account of each Account granted as Collateral hereunder (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorneys’ fees) of collection of Accounts incurred by any Grantor or the Collateral Agent shall be borne by such Grantor.

(ii) Each Grantor shall perform and comply in all material respects with all of its obligations in respect of Accounts, Instruments and General Intangibles.

(iii) If so requested of any Grantor by the Collateral Agent following and during the continuance of an Event of Default, such Grantor shall execute and deliver to the Collateral Agent, for the benefit of the Lenders, formal written assignments of all of the Accounts daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

(iv) The Collateral Agent retains the right after the occurrence and during the continuance of an Event of Default to notify the Account Debtors that the Accounts have been assigned to the Collateral Agent, for the benefit of the Lenders, and to collect the Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys’ fees, to the Grantors. The Collateral Agent has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent as such Grantor’s true and lawful attorney and agent-in-fact to endorse such Grantor’s name on any checks, notes, drafts or other payments relating to, the Accounts which come into the Collateral Agent’s possession or under the Collateral Agent’s control as a result of its taking any of the foregoing actions. Additionally, the Collateral Agent, for the benefit of the Lenders, shall have the right to collect and settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as the Collateral Agent may deem advisable, and to charge the deficiencies, reasonable costs and expenses thereof, including reasonable out-of-pocket attorneys’ fees, to the Grantors.

(v) With respect to any Accounts or Chattel Paper with the government of the United States, or any department, agency, public corporation, or other instrumentality thereof, each Grantor will comply with all required procedures for the effective collateral assignment to the Collateral Agent of all moneys due or to become due under such Accounts and Chattel Paper under the Federal Assignment of Claims Act of 1940 and take any other steps necessary to perfect the Collateral Agent’s security interest, for the benefit of the Secured Parties, in such Accounts and Chattel Paper (the “Assignment Actions”). Each Grantor acknowledges and agrees that, notwithstanding any other terms of this Agreement and the other Loan Documents, at any time after an Event of Default has occurred and is continuing, Collateral Agent may obtain injunctive or other equitable relief to compel the Grantor to complete all Assignment Actions.

(c) Equipment, Etc. Each Grantor shall within ten (10) Business Days following the acquisition of any Equipment, the ownership of which is evidenced by a certificate of title, deliver to the Collateral Agent any and all certificates of title of such Equipment having a value in excess of $50,000 individually, or $250,000 in the aggregate when combined with all other Equipment subject to a certificate of title, and shall cause the Collateral Agent to be named as lienholder on any such certificate of title. No Grantor shall permit any Equipment to become a fixture to real estate or an accession to other personal property unless such real estate or personal property is the subject of a fixture filing (as defined in the UCC) creating a perfected Lien in favor of the Collateral Agent.

(d) Intellectual Property.

(i) In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to the Collateral Agent one or more Copyright Security Agreements or Patent and Trademark Security Agreements, as applicable, and such other documentation as may be necessary, appropriate or reasonably requested by the Collateral Agent to evidence the Collateral Agent’s Lien on such Grantor’s Patents, Trademarks, Copyrights, Intellectual Property Licenses, and the General Intangibles of such Grantor relating thereto or represented thereby.

(ii) Each Grantor (either itself or through licensees) will (A) maintain the quality of services offered under each material Trademark and Trademark Licenses, (B) maintain each material Trademark in full force and effect, free from any claim of abandonment for non-use, (C) employ such material Trademark with the appropriate notice of registration, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such material Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(iii) Each Grantor will not do any act, or knowingly omit to do any act, whereby any Patent may become abandoned or dedicated.

(iv) Each Grantor will not do any act, or omit to do any act, whereby any material Copyright may become abandoned or dedicated.

(v) Each Grantor will notify the Collateral Agent and the other Secured Parties promptly if it knows that any application or registration relating to any Copyright, Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of any Copyright, Patent or Trademark or its right to register the same or to keep and maintain the same.

(vi) If a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Copyright Office, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall provide written notice to the Collateral Agent and the other Secured Parties of such filing within 10 Business Days after such filing (which period may be extended by the Administrative Agent in its sole discretion) and shall promptly execute and deliver one or more Copyright Security Agreement or Patent and Trademark Security Agreement, as applicable, and any and all other agreements, instruments, documents, and papers as the Collateral Agent may in addition reasonably request to evidence the Collateral Agent’s and the other Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the termination of this Agreement in accordance with the terms hereof.

(vii) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Copyright Office, the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Copyrights, Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(viii) In the event that any Copyright, Patent or Trademark or Intellectual Property License in favor of such Grantor included in the Collateral is infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Collateral Agent and the other Secured Parties after it learns thereof and Grantor, in consultation with the Collateral Agent, shall promptly determine the best course of action in response to such infringement, misappropriation or dilution, which may include to sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.

(e) Deposit Accounts, Chattel Paper, Investment Property and Letters of Credit.

(i) [reserved].

(ii) No Grantor shall become the beneficiary of any letter of credit unless the issuer of the letter of credit has consented to the assignment of the Proceeds of such letter of credit to the Collateral Agent; provided, that such assignment shall be in form and substance reasonably satisfactory to the Collateral Agent.

(iii) Each Grantor, at any time and from time to time, will ensure the continued perfection and priority of the Security Interests in any of the Collateral and of the preservation of its rights therein.

In addition to the foregoing, if any Issuer of Investment Property is located in a jurisdiction outside of the United States of America, each Grantor shall take such additional actions, including, without limitation, causing the Issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be reasonably necessary or advisable, under the laws of such Issuer’s jurisdiction to insure the validity, perfection and priority of the Security Interest.

(f) Commercial Tort Claims. If any Grantor shall, at any time, acquire a Commercial Tort Claim other than those listed on Schedule 1 attached hereto, such Grantor shall promptly notify the Collateral Agent thereof in writing, providing a reasonable description and summary thereof, and, if necessary, shall execute a supplement to this Agreement granting a Security Interest in such Commercial Tort Claim to the Collateral Agent.

(g) [Reserved].

(h) Material Contracts.

(i) The Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the Security Interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent;

(ii) Each Grantor shall perform in all material respects all of its obligations with respect to the Material Contracts; and

(iii) Each Grantor shall use its commercially reasonable efforts to prohibit anti-assignment provisions in any Material Contracts entered into after the Closing Date or obtain a consent allowing the assignment of such Material Contract to the Collateral Agent.

(i) Covenants of Each Grantor. Each Grantor covenants and agrees with the Collateral Agent and each of the other Secured Parties that, from and after the date of this Agreement, until the date upon which the Loans and all other Secured Obligations (except for contingent indemnification obligations which by their terms survive the termination of the Loan Documents) then due and owing, shall have been paid in full, all Letters of Credit shall have expired, been cancelled or cash collateralized in accordance with the Credit Agreement and the Commitments and any other obligation to provide any financial accommodations to the Borrowers shall have terminated, such Grantor shall take each action that is necessary to be taken to prevent, or shall refrain from taking each action that would lead to the occurrence of, a Default or Event of Default.

(j) Other Covenants of Each Grantor . Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement, until the Loans and all other Secured Obligations (except for contingent indemnification obligations which by their terms survive the termination of the Loan Documents) then due and owing shall have been paid in full, all Letters of Credit shall have expired, been cancelled or cash collateralized in accordance with the Credit Agreement and the Commitments and any other obligation to provide any financial accommodations to the Borrowers shall have terminated:

(i) If such Grantor shall, as a result of its ownership of its Pledged Equity Interests, become entitled to receive or shall receive any Certificated Security (including, without limitation, any Certificated Security representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Pledged Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any ownership interests of the Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent and promptly (but in any event, within five (5) Business Days) deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated transfer power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations (subject to Section 2 hereof). Any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Grantor in accordance with the Credit Agreement) shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital that shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for Collateral Agent for the benefit of the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

(ii) Without the prior written consent of the Collateral Agent, such Grantor will not (except as expressly permitted by the Credit Agreement) (A) amend or terminate any partnership agreement, limited partnership agreement, limited liability company agreement, operating agreement, limited liability partnership agreement, articles of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Property or adversely affects the validity, perfection or priority of the Security Interests, (B) vote to enable, or take any other action to permit, any Issuer to issue Capital Stock of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any Capital Stock of any nature of any Issuer, (C) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Collateral or Proceeds thereof, or (D) create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Pledged Collateral or Proceeds thereof, or any interest therein, except for the Security Interests and Permitted Liens.

(iii) Such Grantor shall comply in all material respects with all of its obligations under any partnership agreement, limited partnership agreement, limited liability partnership agreement, limited liability company agreement or operating agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Property.

(iv) Such Grantor shall deliver to the Collateral Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including, within ten (10) Business Days after receipt thereof, all Additional Pledged Collateral), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Upon the occurrence of an Event of Default, the Collateral Agent shall have the right, at any time, in its discretion and without notice to any Grantor, (A) to transfer to or to register in its name or in the name of its nominees any Pledged Collateral and (B) to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations. Except as expressly permitted by the Credit Agreement, such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Collateral Agent.

(v) If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument, such Grantor shall promptly (but in any event, within ten (10) Business Days) deliver such Instrument to the Collateral Agent, duly executed in a manner reasonably satisfactory to the Collateral Agent, or, if consented to by the Collateral Agent, shall mark all such Instruments with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Manufacturers and Traders Trust Company, as Collateral Agent, and any purchase or other transfer of this interest is a violation of the rights of Manufacturers and Traders Trust Company, as Collateral Agent.”

(vi) Grantor shall maintain the Security Interest in such Grantor’s Pledged Collateral as a perfected security interest having at least the priority described in Section 2 hereof and shall defend such Security Interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the reasonable written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor.

(vii) Grantor consents, following and during the continuance of an Event of Default, to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

(viii) Grantor shall notify the Collateral Agent of any default under any Pledged Debt Instruments that could result in, either individually or in the aggregate, a Material Adverse Effect.

(ix) Grantor shall cause each Issuer of Pledged Equity Interests constituting uncertificated securities to execute and deliver to the Collateral Agent an Uncertificated Securities Control Agreement.

SECTION 6. Insurance, Reporting and Recordkeeping. Each Grantor covenants and agrees with the Collateral Agent that, from and after the date of this Agreement and until the termination of this Agreement pursuant to Section 15(a):

(a) Insurance. Each Grantor shall, at its own expense, maintain insurance in accordance with the requirements of Section 5.05 of the Credit Agreement.

(b) Maintenance of Records Generally. Each Grantor shall keep and maintain, at its own cost and expense, its Collateral Records, complete and accurate in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with its Collateral. Each Grantor will mark its Collateral Records to evidence this Agreement and the Security Interests. All the Grantors’ Chattel Paper will be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Manufacturers and Traders Trust Company, as Collateral Agent” or words of similar effect. For the Collateral Agent’s further security, each Grantor agrees that, upon the occurrence of and during the continuation of any Event of Default, such Grantor shall deliver and turn over full and complete copies of any such Collateral Records to the Collateral Agent or to its representatives, at any time, on demand of the Collateral Agent.

(c) Special Provisions Regarding Maintenance of Records and Reporting Re: Accounts, Inventory and Equipment;

(i) Each Grantor shall keep records of its Accounts that are complete and accurate in all material respects. Upon the reasonable request of the Collateral Agent, such Grantor shall deliver to the Collateral Agent all documents, including, without limitation, repayment histories and present status reports, relating to its Accounts and such other matters and information relating to the status of its then existing Accounts as requested;

(ii) In the event a dispute arises between any Account Debtor and Grantor in connection with any amounts due and owing in excess of $250,000 in the aggregate, such Grantor shall provide the Collateral Agent with written notice thereof, promptly after such Grantor’s learning thereof (but in any event, within five (5) Business Days), explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy;

(iii) Each Grantor shall maintain itemized records, accurate in all material respects, itemizing and describing the kind, type, quality, quantity, location and book value of its Inventory and Equipment and shall, upon reasonable request by the Collateral Agent, furnish the Collateral Agent with a current schedule containing the foregoing information; and

(iv) Each Grantor shall promptly, but in no event later than five (5) Business Days after such Grantor’s learning thereof, inform the Collateral Agent, in writing, of any delay in such Grantor’s performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by such Grantor to any Account Debtor, in each case involving amounts in excess of $250,000 in the aggregate for all Accounts of such Account Debtor.

(d) Further Identification of Collateral. If so requested by the Collateral Agent, each Grantor shall furnish to the Collateral Agent once per calendar quarter, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail; provided, that, during an Event of Default, such statements and schedules shall be furnished to the Collateral Agent as often as requested by the Collateral Agent.

(e) Notices. In addition to the notices required by Section 6(c) hereof, each Grantor will advise the Collateral Agent promptly, but in no event later than five (5) Business Days after the occurrence thereof, in reasonable detail, (i) of any Lien or claim made or asserted against any of the Collateral that is not expressly permitted by the terms of this Agreement, and (ii) of the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the validity, perfection or priority of the Security Interests.

SECTION 7. General Authority. Each Grantor hereby irrevocably appoints the Collateral Agent its true and lawful attorney-in-fact, with full power of substitution, in the name of such Grantor, the Collateral Agent or otherwise, for the sole use and benefit of the Collateral Agent on its behalf and on behalf of the Secured Parties, but at such Grantor’s expense, to exercise, at any time, all or any of the following powers:

(i) to file the financing statements, financing statement amendments and continuation statements referred to in Section 5 hereof;

(ii) in the name of such Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(iii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof;

(iv) to file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem necessary or appropriate to accomplish the purposes of this Agreement;

(v) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral;

(vi) to sell, transfer, assign or otherwise deal in or with the Collateral or the Proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

(vii) to extend the time of payment with reference to the Collateral and to make any allowance and other adjustments with reference to the Collateral;

(viii) in accordance with the terms of Section 5(b)(v) hereof, in the name of such Grantor or its own name, with respect to any Accounts or Chattel Paper with the government of the United States, or any department, agency, public corporation, or other instrumentality thereof, take such actions as are necessary to comply with all required procedures for the effective collateral assignment to the Collateral Agent of all moneys due or to become due under such Accounts and Chattel Paper under the Federal Assignment of Claims Act of 1940 and take any other steps necessary to perfect the Collateral Agent’s security interest, for the benefit of the Secured Parties, in such Accounts and Chattel Paper;

(ix) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence and/or perfect the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(x) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or provide any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

(xi) (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due in respect of or arising out of any Collateral and to extend the time of payment with reference to the Collateral and to make any allowance and other adjustments with reference to the Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with any applicable goodwill of the business to which any such Copyright, Patent or Trademark pertains) and any Intellectual Property Licenses, throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do provided, however, that the powers described in clauses (ii) through (xi) above may be exercised by the Collateral Agent only if an Event of Default exists and is continuing. The appointment as attorney-in-fact under this Section 7 is irrevocable and coupled with an interest.

SECTION 8. Remedies Upon an Event of Default.

(a) If any Event of Default has occurred and is continuing, the Collateral Agent may, without further notice to the Grantors, exercise all rights and remedies under this Agreement or any other Loan Document or that are available to a secured creditor upon default under the UCC, or that are otherwise available at law or in equity, at any time, in any order and in any combination, including collecting any and all Secured Obligations from the Grantors, and, in addition, the Collateral Agent or its designee may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. The Collateral Agent shall give the Grantors no less than ten (10) days prior written notice of the time and place of any sale or other intended disposition of Collateral, except for any Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, in which case the Collateral Agent shall give notice of such sale as early as possible. Each Grantor agrees that any such notice constitutes “reasonable notification” within the meaning of Section 9-611 of the UCC (to the extent such Section or any successor provision under the UCC is applicable).

(b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted by applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each Grantor agrees to execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely free from any claim or right of any kind, including any equity or statutory right of redemption of the Grantors. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (i) in case of a public sale, state the time and place fixed for such sale, and (ii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale, Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned, from time to time, by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, such Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantors shall remain liable for any deficiency.

(c) For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may upon and during the continuance of an Event of Default (i) require any Grantor to, and each Grantor agrees that it will, at the joint and several expense of the Grantors, and upon the Collateral Agent’s request, forthwith assemble all or any part of its Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in the Collateral Agent’s opinion, reasonably convenient to the Collateral Agent and such Grantor, whether at the premises of such Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any such Collateral is or may be located and, without charge or liability to the Collateral Agent, seize and remove such Collateral from such premises, (iii) have access to and use such Grantor’s Collateral Records, and (iv) prior to the disposition of any of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and, to the extent the Collateral Agent deems appropriate and in connection with such preparation and disposition, use without charge any Intellectual Property used by such Grantor.

(d) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:

(i) Upon the Collateral Agent’s request, each Grantor will promptly (but in any event, within two (2) Business Days) notify each Account Debtor, in respect of any Account or Instrument of such Grantor, that such Collateral has been assigned to the Collateral Agent hereunder and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent. Notwithstanding the foregoing, each Grantor hereby authorizes the Collateral Agent, upon the occurrence and during the continuance of an Event of Default; (A) to directly contact and notify the Account Debtors or obligors under any Accounts of the assignment of such Collateral to the Collateral Agent; (B) to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Collateral Agent and; (C) upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, such Grantor shall not give any contrary instructions to such Account Debtor or other Person without the Collateral Agent’s prior written consent. If, notwithstanding the giving of any notice, any Account Debtor or other Person shall make payments to a Grantor, such Grantor shall hold all such payments it receives in trust for the Collateral Agent, for the account of the Secured Parties, and shall immediately, upon receipt, deliver the same to the Collateral Agent.

(ii) The Collateral Agent may establish or cause to be established one or more lockboxes or other arrangements for the deposit of Proceeds of Accounts, and in such case, each Grantor shall cause to be forwarded to the Collateral Agent, on a daily basis, all checks and other items of payment and deposit slips related thereto for deposit in such lockboxes.

(iii) The Collateral Agent shall have the right, at any time, in its discretion and without notice to any Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral.

(iv) The Collateral Agent (A) shall receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Equity Interests and make application thereof to the Obligations in accordance with the terms of the Credit Agreement and all such dividends, payments and other proceeds shall be held in trust for the Collateral Agent until such time of receipt by the Collateral Agent and (B) may exchange any certificate or instrument representing or evidencing any Pledged Equity Interests registered in the name of the Collateral Agent or its nominee for certificates or instruments of smaller or larger denominations, and the Collateral Agent or its nominee may immediately exercise (x) all voting, corporate and other rights pertaining to such Pledged Equity Interests including at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Equity Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Equity Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Each Grantor hereby authorizes and instructs each Issuer of any Pledged Equity Interests pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

(v) The Collateral Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Grantor in, to and under any Licenses and take or refrain from taking any action in connection therewith. Each Grantor hereby releases the Collateral Agent from, and agrees to hold the Collateral Agent free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect hereto, except  for the Collateral Agent’s gross negligence or willful misconduct, as determined by a final and non-appealable decision of a court of competent jurisdiction.

(vi) Upon request by the Collateral Agent, each Grantor agrees to execute and deliver to the Collateral Agent powers of attorney, in form and substance satisfactory to the Collateral Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property. In the event of any such disposition pursuant to this Section 8, each Grantor shall supply to the Collateral Agent (A) its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents or Copyrights, and (B) its customer lists and other records relating to such Intellectual Property and the distribution of said products.

(e) The Collateral Agent, on behalf of the Secured Parties, and, by accepting the benefits of this Agreement, the Secured Parties, expressly acknowledge and agree that this Agreement may be enforced only by the action of the Collateral Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the collateral security to be granted hereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Collateral Agent, for the benefit of the Secured Parties, upon the terms of this Agreement.

SECTION 9. Limitation on the Collateral Agent’s Duty in Respect of Collateral.

(a) Beyond reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

(b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral of any Grantor in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property. The Collateral Agent shall not be liable or responsible for any loss or damage to any of the Grantors’ Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

(c) Neither the Collateral Agent nor any Secured Party shall be required to marshal any present or future Collateral for, or other assurance of payment of, the Secured Obligations or to resort to such Collateral or other assurances of payment in any particular order. All of the rights of the Collateral Agent hereunder and the Collateral Agent or any other Secured Party in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefit of all such laws.

SECTION 10. Application of Proceeds. All monies collected by the Collateral Agent upon the sale or other disposition of any Collateral pursuant to: (i) the enforcement of this Agreement; and (ii) the exercise of any of the remedial provisions hereof, together with all other monies received by the Collateral Agent hereunder (including all monies received in respect of post-petition interest) as a result of the enforcement or exercise of any remedial rights hereunder or of any distribution of any Collateral upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Grantor, or the application of any Collateral to the payment thereof or any distribution of Collateral upon the liquidation or dissolution of any Grantor, or the winding up of the assets or business of any Grantor shall be applied in the manner set forth in the Credit Agreement. It is understood and agreed that each Grantor shall remain liable to the Secured Parties to the extent of any deficiency between (x) the amount of the Proceeds of the Collateral received by the Collateral Agent hereunder and (y) the aggregate amount of the Secured Obligations.

SECTION 11. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other Persons reasonably acceptable to the Secured Parties and, so long as no Event of Default has occurred or is continuing, the Grantors, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Collateral Agent and the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 11).

SECTION 12. Indemnity; Expenses.

(a) Each Grantor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent and each other Secured Party and their respective successors, assigns, employees, officers, directors, affiliates, agents and servants (hereinafter in this Section 12 referred to individually as an “Indemnitee,” and, collectively, as “Indemnitees”) harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) of whatsoever kind and nature (collectively, “Losses”) imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), including the violation by any Grantor of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Each Grantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, such Grantor shall assume full responsibility for the defense thereof subject to repayment thereof in the event of a judgment described in the proviso in the immediately preceding sentence.

(b) Without limiting the application of subsection (a) above, each Grantor agrees, jointly and severally, to pay or reimburse the Collateral Agent upon demand for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Security Interests in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of subsections (a) or (b) above, each Grantor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses that such Indemnitee may suffer, expend or incur in consequence of or arising out of any misrepresentation by any Grantor in this Agreement, any other Loan Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Loan Document.

(d) If and to the extent that the obligations of any Grantor under this Section 12 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law. This Section 12 shall survive the termination of this Agreement.

SECTION 13. Security Interest Absolute.

All rights of the Collateral Agent, the Security Interests, and all obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of:

(a) the bankruptcy, insolvency or reorganization of any Grantor or any of their Subsidiaries;

(b) any lack of validity or enforceability of any Loan Document;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any of their Subsidiaries or otherwise;

(d) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Secured Obligations;

(e) any manner of application of Collateral, or Proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any part of the Secured Obligations or any other assets of any Grantor or any of their Subsidiaries;

(f) any change, restructuring or termination of the structure or existence of any Grantor or any of their Subsidiaries; or

(g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor or a third party grantor.

Notwithstanding anything to the contrary herein, if, at any time on or after the Closing Date, any of the Secured Obligations secured pursuant to any Security Interest or Lien created by this Agreement include any Special Flood Zone Loan, then the following shall apply: the Secured Obligations in respect of any such Special Flood Zone Loan shall not be secured pursuant to any Security Interest or Lien created by this Agreement in Collateral that would constitute “contents” located within Flood Zone Improvements securing such Secured Obligations in respect of such Special Flood Zone Loan, where, for purposes of the foregoing, (a) “Flood Zone Improvements” means any “improved real estate” that is located within a Special Flood Hazard Area, (b) a “Special Flood Zone Loan” means a Loan the Secured Obligations in respect of which are secured by Flood Zone Improvements, and (c) the terms “improved real estate”, “Special Flood Hazard Area,” and “contents” shall have the meaning ascribed to them by the Flood Disaster Protection Act of 1973, 42 U.S.C. § 4001 et seq., and implementing regulations, 44 C.F.R. Parts 59 et seq., and/or the Federal Emergency Management Agency, all as may be amended from time to time.

SECTION 14. Additional Grantors. If, pursuant to Section 5.10 of the Credit Agreement, the Grantors shall be required to cause any Person that is not a Grantor to become a Grantor hereunder, such Person shall execute and deliver to the Collateral Agent a Pledge and Security Agreement Supplement substantially in the form of Exhibit D hereto and shall thereafter for all purposes be party hereto as a “Grantor” having the same rights, benefits and obligations as a Grantor initially party hereto.

SECTION 15. Termination of Security Interests; Release of Collateral.

(a) Upon the repayment in full of all Secured Obligations (except for contingent indemnification obligations which by their terms survive the termination of the Loan Documents) in cash, termination of all commitments to make Loans, extensions of credit or other financial accommodations of the Secured Parties under the Loan Documents, and the cash collateralization by the Grantors of any obligations with respect to outstanding letters of credit in accordance with the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantors.

(b) In the event that any part of the Collateral of any Grantor is sold, dissolved or otherwise disposed of strictly in accordance with the terms of the Loan Documents and the Proceeds of any such sale, disposition, dissolution or other release are applied strictly in accordance with the terms of the Loan Documents, to the extent required to be so applied, the Collateral Agent, upon verification of the Grantor’s compliance with subsection (c) below, shall, upon the written request of such Grantor, notify such Grantor in writing that such Collateral of such Grantor will be sold, disposed of, released or dissolved free and clear of the Secured Obligations and/or the Security Interests created by this Agreement and all rights to such Collateral shall revert back to such Grantor and the Collateral Agent, at the request and expense of the relevant Grantor, will take such actions as set forth in subsection (d) below following such release.

(c) At any time that any Grantor desires that any part of the Collateral of such Grantor to be sold, dissolved or otherwise disposed of strictly in accordance with the terms of the Loan Documents, such Grantor shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of such Grantor stating that the release of the respective Collateral is permitted strictly in accordance with the terms of the Loan Documents and the Proceeds of any such sale, disposition, dissolution or other release are applied strictly in accordance with the terms of the Loan Documents, to the extent required to be so applied.

(d) Upon any such termination of the Security Interests or release of such Collateral pursuant to such Grantor’s satisfaction of the condition set forth in subsection (c) above and the Collateral Agent’s written notification of compliance therewith, the Collateral Agent will, at the expense of such Grantor, deliver to such Grantor any Collateral held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request, but without recourse or warranty to the Collateral Agent, including but not limited to, written authorization to file termination statements to evidence the termination of the Security Interests in such Collateral.

(e) The Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 15.

SECTION 16. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 17. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to: (i) the Collateral Agent at its address for notices provided for in the Credit Agreement and (ii) each Grantor c/o the Borrowers at its address for notices provided for in the Credit Agreement. All such notices and other communications shall be deemed delivered as set forth in the Credit Agreement; provided, that no notice to Collateral Agent shall be effective until received by the Collateral Agent.

SECTION 18. No Waiver; Remedies Cumulative. No failure or delay by the Collateral Agent in exercising any right or remedy hereunder, and no course of dealing between any Grantor on the one hand and the Collateral Agent or any Secured Party on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have. No notice to or demand on any Grantor not required hereunder in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the Collateral Agent’s rights to any other or further action in any circumstances without notice or demand.

SECTION 19. Successors and Assigns. This Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of such Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of the Collateral Agent, for the benefit of the Secured Parties, hereunder, inure to the benefit of the Collateral Agent, the Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Collateral Agent for the benefit of the Secured Parties hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement without the prior written consent of the Secured Parties.

SECTION 20. Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent on behalf of the Secured Parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 21. Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.

(b) EACH GRANTOR HEREBY irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrowers, ANY GRANTOR, or any other Loan Party or its properties in the courts of any jurisdiction.

(c) each grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 21. Each OF THE PARTIES HERETO hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) EACH OF THE PARTIES HERETO irrevocably consents to the service of process in the manner provided for notices in SECTION 17 HEREOF. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(e) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

SECTION 22. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by telecopy), but all of which shall together constitute one and the same instruments. Delivery of an executed counterpart of this Agreement in electronic (i.e., “pdf” or “tif”) format or by facsimile shall be equally effective as delivery of an original executed counterpart.

SECTION 24. Headings Descriptive; Interpretation. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. As used herein, the words “include”, “includes” and “including” are not limiting and shall be deemed to be followed by the phrase “without limitation”.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GRANTORS:

1847 GOEDEKER INC.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer

APPLIANCES CONNECTION INC.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer

1 Stop Electronics Center, Inc.

By:	/s/ Albert Fouerti
Name:	Albert Fouerti
Title:	President

GOLD COAST APPLIANCES Inc.

By:	/s/ Albert Fouerti
Name:	Albert Fouerti
Title:	President

SUPERIOR DEALS Inc.

By:	/s/ Albert Fouerti
Name:	Albert Fouerti
Title:	President

JOE’S APPLIANCES LLC

By:	/s/ Albert Fouerti
Name:	Albert Fouerti
Title:	President

YF LOGISTICS LLC

By:	/s/ Albert Fouerti
Name:	Albert Fouerti
Title:	President

[Signature Page to Pledge and Security Agreement]

COLLATERAL AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY, as Collateral Agent

By:	/s/ Brian Diffendale
Name:	Brian Diffendale
Title:	Vice President

[Signature Page to Pledge and Security Agreement]

Exhibit A

Form of Copyright Security Agreement

GRANT OF SECURITY INTEREST

COPYRIGHTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [GRANTOR], a ________ [limited liability company/limited liability partnership/corporation] (the “Grantor”), with principal offices at [____________] on this ___ day of [____], 20[_], assigns and grants to MANUFACTURERS AND TRADERS TRUST COMPANY, as Collateral Agent (together with its successors and assigns, the “Grantee”) with principal offices at One Light Street, 13th Floor, Baltimore, Maryland 21202, a security interest in (i) all of the Grantor’s right, title and interest in and to the copyrights, copyright registrations, copyright applications and copyright licenses (the “Copyrights”) set forth on Schedule A attached hereto and all reissues, extensions or renewals thereof; (ii) all Proceeds (as such term is defined in the Pledge and Security Agreement referred to below) of the Copyrights, (iii) the goodwill of the businesses with which the Copyrights are associated, and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights or unfair competition regarding the same.

THIS GRANT OF SECURITY INTEREST (this “Grant”), is made to secure the satisfactory performance and payment of all the “Secured Obligations” of the Grantor, as such term is defined in that certain Pledge and Security Agreement among Grantor, the other grantors from time to time party thereto and the Grantee, dated as of June 2, 2021 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”).

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Pledge and Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Pledge and Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall govern. This Grant may be executed in counterparts.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the date referenced above.

[GRANTOR], as Grantor

By:
Name:
Title:

STATE OF _______________	)
) ss.:
COUNTY OF _____________	)

On this ____ day of [____], 20[_], before me personally came ________________ who, being by me duly sworn, did state as follows: that he is the ________________ of [GRANTOR], that he is authorized to execute the foregoing Grant on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.

Notary Public

Schedule A

COPYRIGHTS

Copyright	Copyright Registration Number	Issue Date

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

Exhibit B

Form of Patent and Trademark Security Agreement

GRANT OF SECURITY INTEREST

PATENTS AND TRADEMARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [GRANTOR], a ________ [limited liability company/limited liability partnership/corporation] (the “Grantor”), with principal offices at [____________] on this ___ day of [____], 20[_], assigns and grants to MANUFACTURERS AND TRADERS TRUST COMPANY, as Collateral Agent (together with its successors and assigns, the “Grantee”) with principal offices at One Light Street, 13th Floor, Baltimore, Maryland 21202, a security interest in (i) all of the Grantor’s right, title and interest in and to the trademarks, trademark registrations, and trademark applications (the “Trademarks”) set forth on Schedule A attached hereto and all reissues, extensions or renewals thereof; (ii) all of the Grantor’s right, title and interest in and to the patents, and patent applications (the “Patents”) set forth on Schedule B attached hereto and all reissues, continuations, continuations-in-part and extensions thereof, in each case together with (iii) all Proceeds (as such term is defined in the Pledge and Security Agreement referred to below) of the Trademarks and Patents, (iv) the goodwill of the businesses with which the Trademarks are associated, and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Trademarks and Patents or unfair competition regarding the same.

THIS GRANT OF SECURITY INTEREST (this “Grant”), is made to secure the satisfactory performance and payment of all the “Secured Obligations” of the Grantor, as such term is defined in that certain Pledge and Security Agreement among Grantor, the other grantors from time to time party thereto and the Grantee, dated as of June 2, 2021 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”).

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Pledge and Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Pledge and Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall govern. This Grant may be executed in counterparts.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Grant as of the date referenced above.

[GRANTOR], as Grantor

By:
Name:
Title:

SCHEDULE A

TRADEMARKS

TRADEMARK APPLICATIONS

SCHEDULE B

REGISTERED PATENTS

Patent	Patent Number	Issue Date

PATENT APPLICATIONS

Exhibit C

Form of Uncertificated Securities Control Agreement

FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement (this “Agreement”) dated as of [_____] among _______________ (the “Grantor”), MANUFACTURERS AND TRADERS TRUST COMPANY, as Collateral Agent for the Secured Parties, (together with its successors and assigns, the “Collateral Agent”) and _____________, a _______ [limited liability company/limited liability partnership/corporation] (the “Issuer”). Capitalized terms used but not defined herein shall have the meaning assigned in that certain Pledge and Security Agreement dated as of June 2, 2021 among the Grantor, the other grantors party thereto and the Collateral Agent (the “Pledge and Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Registered Ownership of Shares. The Issuer hereby confirms and agrees that as of the date hereof the Grantor is the registered owner of __________ units of the Issuer (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Agent.

Section 2. Instructions. If at any time the Issuer shall receive instructions originated by the Collateral Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Grantor or any other person.

Section 3. Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Agent and the Secured Parties:

(a) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person.

(b) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Grantor or the Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.

(c) Except for the claims and interest of the Collateral Agent and of the Grantor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly (but in any event, within five (5) Business Days) notify the Collateral Agent and the Grantor thereof.

(d) This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.

Section 4. Choice of Law. This Agreement shall be governed by the laws of the State of New York.

Section 5. Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6. Voting Rights. Until such time as the Collateral Agent shall otherwise instruct the Issuer in writing, the Grantor shall have the right to vote the Pledged Shares.

Section 7. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Grantor.

Section 8. Indemnification of Issuer. The Grantor and the Collateral Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Grantor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s negligence and (b) the Grantor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 9. Notices. All notices, requests and other communications hereunder shall be given pursuant to the Pledge and Security Agreement.

Section 10. Termination. The obligations of the Issuer to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interests of the Collateral Agent in the Pledged Shares have been terminated pursuant to the terms of the Pledge and Security Agreement and the Collateral Agent has notified the Issuer of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Grantor on or after the termination of the Collateral Agent’s security interest in the Pledged Shares pursuant to the terms of the Pledge and Security Agreement. The termination of this Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Grantor pursuant to any other agreement with respect to the Pledged Shares.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Uncertificated Securities Control Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

MANUFACTURERS AND TRADERS TRUST COMPANY, as Collateral Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

Exhibit A

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Issuer]

Attention: _________________

Re: Termination of Uncertificated Securities Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, [Grantor] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Control Agreement) from [Grantor]. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [Grantor] pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [Grantor].

Very truly yours,

MANUFACTURERS AND TRADERS TRUST COMPANY, as Collateral Agent

By:
Name:
Title:

Exhibit D

Form of Pledge and Security Agreement Supplement

FORM OF PLEDGE AND SECURITY AGREEMENT SUPPLEMENT

THIS PLEDGE AND SECURITY AGREEMENT SUPPLEMENT dated as of ___________ ___, 20__ (this “Supplement”) executed and delivered by ______________________, a _____________ (the “New Grantor”) in favor of MANUFACTURERS AND TRADERS TRUST COMPANY, as Collateral Agent (the “Secured Party”).

WHEREAS, pursuant to that certain Credit and Guaranty Agreement dated as of June 2, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 1847 GOEDEKER INC., a Delaware corporation (“Goedeker”) and APPLIANCES CONNECTION INC., a Delaware corporation (“Appliances” and together with Goedeker, each a “Borrower” and collectively, the “Borrowers”), certain subsidiaries of the Borrowers, the financial institutions from time to time party thereto as “Lenders”, and the Secured Parties, the Secured Parties and the Lenders have agreed to make available to the Borrowers certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, to secure obligations owing by the Grantors under the Credit Agreement and the other Loan Documents, the Borrowers, and certain Subsidiaries of the Borrowers party thereto (together with the Company, each a “Grantor”, and collectively, the “Grantors”) have executed and delivered that certain Pledge and Security Agreement dated as of June 2, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) in favor of the Secured Party;

WHEREAS, it is a condition precedent to the continued extension by the Lenders of such financial accommodations that the New Grantor execute this Supplement to become a party to the Pledge and Security Agreement.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Grantor, the New Grantor hereby agrees as follows:

Section 1. Accession to Pledge and Security Agreement; Grant of Security Interest. The New Grantor agrees that it is a “Grantor” under the Pledge and Security Agreement and assumes all obligations of a “Grantor” thereunder, all as if the New Grantor had been an original signatory to the Pledge and Security Agreement. Without limiting the generality of the foregoing, the New Grantor hereby:

(a) mortgages, pledges and hypothecates to the Secured Party for the benefit of the Secured Parties, and grants to the Secured Party for the benefit of the Secured Parties a lien on and security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral of such Grantor, all as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations;

(b) makes to the Secured Parties as of the date hereof each of the representations and warranties contained in Section 4 of the Pledge and Security Agreement (as modified hereby) and agrees to be bound by each of the covenants contained in the Pledge and Security Agreement, including without limitation, those contained in Section 5 thereof; and

(c) consents and agrees to each other provision set forth in the Pledge and Security Agreement.

Section 2. Supplement to Schedules. The information set forth in Exhibit 1 attached hereto is hereby added to the information set forth in Schedules 1 through 9 of the Pledge and Security Agreement.

SECTION 3. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 4. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Pledge and Security Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Grantor has caused this Pledge and Security Agreement Supplement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GRANTOR]

By:
Name:
Title:

Address for Notices:

Attention: __________
Telecopy Number:	(___) __________
Telephone Number:	(___) __________

Accepted:

MANUFACTURERS AND TRADERS TRUST
COMPANY, as Collateral Agent

By:
Name:
Title: